Exhibit 3.4
                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           MEDICAL STERILIZATION, INC.
                                  June 2, 1987


                               ARTICLE I - OFFICES

      The principal office of the corporation shall be in Garden City, County of Nassau, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS

1.    PLACE OF MEETINGS.

      Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

2.    ANNUAL MEETING.

      The annual meeting of the shareholders shall be held on the 22nd day of May at 10:00 A.M. in each year if a business day, and, if not a business day, then on the next business day following at the same hour, when the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

3.    SPECIAL MEETINGS.

      Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.    FIXING RECORD DATE.

      For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.    NOTICE OF MEETINGS OF SHAREHOLDERS.

      Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.    WAIVERS.

      Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.    QUORUM OF SHAREHOLDERS.

      Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

      When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

      The shareholders present may adjourn the meeting despite the absence of a quorum.

8.    PROXIES.

      Every shareholders entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

      Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.    QUALIFICATION OF VOTERS.

      Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10.   VOTE OF SHAREHOLDERS.

      Except as otherwise required by statute or by the certificate of incorporation;

      (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

      (b) all other corporate action shall be authorized by a majority of the votes cast.

11.   WRITTEN CONSENT OF SHAREHOLDERS.

      Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.

                             ARTICLE III - DIRECTORS

1.    BOARD OF DIRECTORS.

      Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 21 years of age and need not be shareholders.

2.    NUMBER OF DIRECTORS.

      The number of directors shall be not less than three nor more than eleven.

3.    ELECTION AND TERM OF DIRECTORS.

      At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his resignation or removal.

4.    NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.    REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6.    RESIGNATION.

      A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.    QUORUM OF DIRECTORS.

      Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8.    ACTION OF THE BOARD.

      Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

9.    PLACE AND TIME OF BOARD MEETINGS.

      The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

10.   REGULAR ANNUAL MEETING.

      A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.   NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

      (a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the chairman of the board or the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

      (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.   CHAIRMAN.

      At all meetings of the board the Chairman of the Board, or in his absence, a chairman chosen by the board shall preside.

13.   EXECUTIVE AND OTHER COMMITTEES.

      (a) The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

      (b) The executive committee shall have the following powers in the management and operation of the business of the corporation to the extent such powers may be delegated while the board of directors is not in session.

            1. to determine questions of general policy with regard to the business of the corporation;

            2. to appoint agents of the corporation and to determine their compensation;

            3. to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefore; and

            4. such other powers as may be lawfully delegated to it by the board of directors.

      (c) A committee shall fix its own rules of procedures, shall elect a chairperson, and shall meet where and as provided by such rules, but in every case the presence of a majority shall be necessary to constitute a quorum, and the affirmative vote of a majority of all of the members of the committee shall be necessary for the adoption of any resolution.

      (d) Meetings of a committee shall be called by its chairperson or by any two members of the committee. Notice shall be given to each member of the committee, at address designated by him at least 24 hours before the meeting, either orally or in writing, delivered personally, or by mail, telegraph, telephone or telecopy.

      (e) Each committee shall report all of its actions to the board of directors.

14.   COMPENSATION.

      No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

15.   ACTION BY UNANIMOUS WRITTEN CONSENT AND MEETINGS BY TELEPHONE, ETC.

      Any action required or permitted to be taken by the board or any committee may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

      Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                              ARTICLE IV - OFFICERS

1.    OFFICES, ELECTION, TERM.

      (a) Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a Chairman of the Board, a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

      (b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

      (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2.    REMOVAL, RESIGNATION, SALARY, ETC.

      (a) Any officer elected or appointed by the board may be removed by the board with or without cause.

      (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

      (c) Any two or more offices may be held by the same person, except the offices of president and secretary.

      (d)   The salaries of all officers shall be fixed by the board.

      (e) The directors may require any officer to give security for the faithful performance of his duties.

3.    CHAIRMAN OF THE BOARD.

      The Chairman of the Board shall preside at all meetings of the shareholders and of the board of directors, except as may be otherwise required under the law of New York. He shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the company. He, alone, or with the president and/or the secretary, shall sign and send out reports and other messages which are to be sent to shareholders from time to time. He shall also perform such other duties as may be assigned to him by these By-Laws or the board of directors.

4.    PRESIDENT.

      The president shall be the chief executive officer of the corporation, shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall, in the absence of the chairman of the board, preside at all meetings of shareholders and directors.

5.    VICE-PRESIDENTS.

      During the absence or disability of the President, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

6.    SECRETARY.

      The secretary shall:

      (a)   attend all meetings of the board and of the shareholders;

      (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

      (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

      (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

      (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

      (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

      (g)   perform such other duties as may be prescribed by the board.

7.    ASSISTANT-SECRETARIES.

      During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

8.    TREASURER.

      The treasurer shall:

      (a)   have the custody of the corporate funds and securities;

      (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

      (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

      (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

      (e) render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

      (f) render a full financial report at the annual meeting of the shareholders if so requested;

      (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

      (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or by the president.

9.    ASSISTANT-TREASURER.

      During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

10.   SURETIES AND BONDS.

      In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                       ARTICLE V - CERTIFICATES FOR SHARES

1.    CERTIFICATES.

      The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.    LOST OR DESTROYED CERTIFICATES.

      The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.    TRANSFER OF SHARES.

      (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

      (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.    CLOSING TRANSFER BOOKS.

      The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS

      Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

                          ARTICLE VII - CORPORATE SEAL

      The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the works "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

      All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                            ARTICLE IX - FISCAL YEAR

      The fiscal year shall begin the first day of January in each year.

           ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

      Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                           ARTICLE XI - BY-LAW CHANGES

      (a) Except as otherwise provided in the certificate of incorporation the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-Laws may also be amended, repealed or adopted by the board but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereabove provided.

      (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

       ARTICLE XII - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

1.    GENERAL.

      The corporation shall, to the fullest extent permitted by the New York Business Corporation Law as the same exists or, subject to Section 4 of this Article, may hereafter be amended, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against judgments, fines, amounts paid or to be paid in settlement, excise taxes or penalties, and costs, charges and expenses, including attorneys' fees incurred in connection with such action or proceeding or any appeal therein. The actions for which such indemnification shall be available shall include an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving, has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that he or she, his or her testator, testatrix or intestate, is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. Notwithstanding the foregoing, no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
(ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Except as provided in Section 6 of this Article or as otherwise provided by agreement, the corporation shall indemnify and such person seeking indemnification in connection with a proceeding, or part thereof, initiated by such person only if such proceeding, or part thereof, was authorized by the Board. The corporation may, to the extent authorized from time to time by its Board, provide indemnification to employees or agents of the Corporation who are not officers or directors of the corporation with such scope and effect as determined by the Board.

2.    NON-EXCLUSIVITY OF RIGHTS.

      The corporation may indemnify any person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholder, (ii) resolution of directors or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

3.    EXPENSES.

      The corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 of this Article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any such action or proceeding upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

4.    INTERPRETATION OF RIGHTS TO INDEMNIFICATION.

      Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section may elect to have the right to indemnification, or advancement of expenses, interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

5.    OTHER RIGHTS.

      The right to be identified or to the reimbursement or advancement of expenses pursuant to this Article is: (i) a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

6.    RIGHT OF CLAIMANT TO BRING SUIT.

      If a request to be indemnified is made under this Article, the corporation shall make a determination pursuant to Section 723(b) of the New York Business Corporation Law within thirty (30) days after such request as to whether the person so requesting indemnification is entitled to indemnification under this Article and the New York Business Corporation Law. If a request to be indemnified or for the reimbursement or advancement of expenses under this
Article is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law or hereunder for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law or hereunder, nor an actual determination by the corporation that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.    INSURANCE.

      The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

8.    SEPARABILITY.

      If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee or agent of the corporation as to costs, charges and expenses, including attorneys' fee, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.





















393LMM5962/1.195522_1